                                                                    EXHIBIT 16.1



                                              May 12, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies/Gentlemen:

         We have read Item 4 of Form 8-K dated May 10, 2000, of booktech.com, inc. (the "Registrant") and are in agreement with the statements contained in
(i) the first sentence of the first paragraph in so far as it refers to us and
(ii) the third paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                              Very truly yours,


                                              /s/ Barry L. Friedman, P.C.